[PwC Letterhead]


January 7, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Keyco Bond Fund, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 77K of Form N-SAR as part of the Company's Form N-SAR report for the period ended September 30, 2004. We agree with the statements concerning our Firm in such Form N-SAR.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP